UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2020

Zoned Properties, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51640	46-5198242
(Commission File Number)	(IRS Employer Identification No.)

14269 N. 87th Street, #205 Scottsdale, AZ	85260
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (877) 360-8839

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreement.

First Amendment to Tempe Lease

On May 29, 2020, Zoned Arizona Properties, LLC (“Zoned Arizona”), a wholly owned subsidiary of Zoned Properties, Inc. (the “Company”), and CJK, Inc. (“CJK”) entered into the First Amendment (the “Tempe Amendment”) to the Licensed Medical Marijuana Facility Triple Net (NNN) Lease Agreement dated May 1, 2018 between Zoned Arizona and CJK (the “Tempe Lease”), effective May 31, 2020.

Pursuant to the terms of the Tempe Amendment, among other things, the base rent was increased to $49,200 per month, and the base rent was abated from June 1, 2020 to July 31, 2020. Any increase in the rentable area of the leased premises will result in an increase in all amounts calculated based on the same, including, without limitation, base rent.

In addition, the parties agreed that between the effective date of the Tempe Amendment and the second anniversary of the effective date (the “Improvement Period”), CJK will and/or CJK will cause its affiliate, Broken Arrow Herbal Center, Inc. (“Broken Arrow”), to invest a combined total of at least $8,000,000 improvements in and to the property that is the subject of the Tempe Lease and the property that is the subject of the Chino Valley Lease (as defined below). If CJK and/or Broken Arrow fails to deliver to the Company receipted bills for hard and soft costs of improvements to the facilities totaling at least $8,000,000 on or before the 30th day following the expiration of the Improvement Period, CJK will be in default under the Tempe Lease.

Pursuant to the terms of the Tempe Amendment, the parties agreed that if there is any change in laws such that the dispensing, sale or cultivation of marijuana upon the premises is prohibited or materially and adversely affected as mutually and reasonably determined by Zoned Arizona and CJK, CJK may terminate the Tempe Lease by delivering written notice to Zoned Arizona, together with a termination payment which shall be the sum of (i) any unpaid rent and interest, plus (ii) 5% of the base rent which would have been earned after termination for the balance of the term.

Second Amendment to Chino Valley Lease

On May 29, 2020, Chino Valley Properties, LLC (“Chino Valley”), a wholly owned subsidiary of the Company, and Broken Arrow entered into the Second Amendment (the “Chino Valley Amendment”) to the Licensed Medical Marijuana Facility Triple Net (NNN) Lease Agreement dated May 1, 2018 between Chino Valley and CJK, as amended (the “Chino Valley Lease”), effective May 31, 2020.

Pursuant to the terms of the Chino Valley Amendment, among other things, the base rent was adjusted to $32,800 per month, and the base rent was abated from June 1, 2020 to July 31, 2020. Any increase in the rentable area of the leased premises will result in an increase in all amounts calculated based on the same, including, without limitation, base rent.

In addition, the parties agreed that during the Improvement Period, Broken Arrow will and/or Broken Arrow will cause its affiliate, CJK, to invest a combined total of at least $8,000,000 improvements in and to the property that is the subject of the Chino Valley Lease and the property that is the subject of the Tempe Lease. If Broken Arrow and/or CJK fails to deliver to the Company receipted bills for hard and soft costs of improvements to the facilities totaling at least $8,000,000 on or before the 30th day following the expiration of the Improvement Period, Broken Arrow will be in default under the Chino Valley Lease.

Pursuant to the terms of the Chino Valley Amendment, the parties agreed that if there is any change in laws such that the dispensing, sale or cultivation of marijuana upon the premises is prohibited or materially and adversely affected as mutually and reasonably determined by Chino Valley and Broken Arrow, Broken Arrow may terminate the Chino Valley Lease by delivering written notice to Chino Valley, together with a termination payment which shall be the sum of (i) any unpaid rent and interest, plus (ii) 5% of the base rent which would have been earned after termination for the balance of the term.

First Amendment to Green Valley Lease

On May 29, 2020, Green Valley Properties, LLC (“Green Valley”), a wholly owned subsidiary of the Company, and Broken Arrow entered into the First Amendment (the “Green Valley Amendment”) to the Licensed Medical Marijuana Facility Triple Net (NNN) Lease Agreement dated May 1, 2018 between Green Valley and Broken Arrow (the “Green Valley Lease”), effective May 31, 2020. Pursuant to the terms of the Green Valley Amendment, among other things, the parties agreed and the base rent would be abated from June 1, 2020 to July 31, 2020. In addition, the Green Valley Amendment provides that any increase in the rentable area of the leases premises will result in an increase in all amounts calculated based on the same, including, without limitation, base rent.

The parties also agreed that if there is any change in laws such that the dispensing, sale or cultivation of marijuana upon the premises is prohibited or materially and adversely affected as mutually and reasonably determined by Green Valley and Broken Arrow, Broken Arrow may terminate the Green Valley Lease by delivering written notice to Green Valley, together with a termination payment which shall be the sum of (i) any unpaid rent and interest, plus (ii) 5% of the base rent which would have been earned after termination for the balance of the term.

First Amendment to Kingman Lease

On May 29, 2020, Kingman Property Group, LLC (“Kingman”), a wholly owned subsidiary of the Company, and CJK entered into the First Amendment (the “Kingman Amendment”) to the Licensed Medical Marijuana Facility Triple Net (NNN) Lease Agreement dated May 1, 2018 between Kingman and CJK (the “Kingman Lease”), effective May 31, 2020. Pursuant to the terms of the Kingman Amendment, among other things, the parties agreed and the base rent would be abated from June 1, 2020 to July 31, 2020. In addition, the Kingman Amendment provides that any increase in the rentable area of the leases premises will result in an increase in all amounts calculated based on the same, including, without limitation, base rent.

The parties also agreed that if there is any change in laws such that the dispensing, sale or cultivation of marijuana upon the premises is prohibited or materially and adversely affected as mutually and reasonably determined by Kingman and CJK, CJK may terminate the Kingman Lease by delivering written notice to Kingman, together with a termination payment which shall be the sum of (i) any unpaid rent and interest, plus (ii) 5% of the base rent which would have been earned after termination for the balance of the term.

The foregoing description of the Tempe Amendment, the Chino Valley Amendment, the Green Valley Amendment and the Kingman Amendment is qualified in its entirety by reference to the complete terms and conditions of the Tempe Amendment, the Chino Valley Amendment, the Green Valley Amendment and the Kingman Amendment, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated by reference into this Item 1.01.

Item 7.01. Regulation FD Disclosure.

On June 4, 2020, the Company issued a press release regarding entry into lease amendments with its significant tenant.. The information contained in the website is not a part of this Current Report on Form 8-K. The press release is attached hereto as Exhibit 99.1 and, except with regard to the website referenced therein, incorporated herein by reference.

The information included in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth under this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	First Amendment to Licensed Medical Marijuana Facility Triple Net (NNN) Lease Agreement dated as of May 31, 2020, by and between Zoned Arizona Properties, LLC and CJK, Inc.
10.2	Second Amendment to Licensed Medical Marijuana Facility Triple Net (NNN) Lease Agreement dated as of May 31, 2020, by and between Chino Valley Properties, LLC and Broken Arrow Herbal Center, Inc.
10.3	First Amendment to Licensed Medical Marijuana Facility Triple Net (NNN) Lease Agreement dated as of May 31, 2020, by and between Green Valley Properties, LLC and Broken Arrow Herbal Center, Inc.
10.4	First Amendment to Licensed Medical Marijuana Facility Triple Net (NNN) Lease Agreement dated as of May 31, 2020, by and between Kingman Property Group, LLC and CJK, Inc.
99.1	Press release issued by the registrant on June 4, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZONED PROPERTIES, INC.

Dated: June 4, 2020	/s/ Bryan McLaren
Bryan McLaren
Chief Executive Officer & Chief Financial Officer

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